EXHIBIT 3
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                      ONLINE VACATION CENTER HOLDINGS CORP.
                          Instrument Appointing a Proxy



         I, Deanna Rudner,
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                                       of

                            Fort Lauderdale, Florida,

    being a shareholder of ONLINE VACATION CENTER HOLDINGS CORP. and holding
                                   1,680,000

                   Shares of Common Stock in such Corporation

                                 hereby appoint

                                Edward B. Rudner

                                       Of

                            Fort Lauderdale, Florida

    as my duly authorized proxy, to act in my place and stead and to vote for me and on my behalf all of my shares at all annual, special, or other meetings, as the case may be, of the shareholders of the Corporation and to consent to any written action by shareholders of the Corporation in lieu of a shareholders meeting.

       THIS PROXY SHALL EXPIRE DECEMBER 31, 2006 UNLESS EARLIER TERMINATED
                 IN WRITING BY THE UNDERSIGNED SHAREHOLDER(S).



                      Signed this 14th day of March, 2006.



                                                     /s/ Deanna Rudner
                                                     --------------------------
                                                     Print Name:  Deanna Rudner



Witness:  /s/ E. B. Rudner
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Name (Print):  Edward B. Rudner